Exhibit 10.22

AGREEMENT

PREAMBLE

This Agreement entered into this 7th day of August, 1995, by and between Wayne State University, an institution of higher education located in Detroit, Michigan, hereinafter referred to as “WSU,” and TherO 2x, Inc., a corporation organized and existing under the laws of the State of Delaware and having a place of business at 2025 Newport Blvd., Costa Mesa, California, 92627 hereinafter referred to as “THEROX”.

BACKGROUND

THEROX intends to develop, manufacture and sell equipment and systems intended for use in delivering oxygen and other gases into the blood stream and tissue of mammals. WSU has developed considerable knowledge, expertise, proprietary information, intellectual property, devices and systems in the field, much of which is not directly available to the public. WSU discloses and licenses its knowledge, proprietary information, designs, equipment and patent rights only to parties who have agreed to maintain the confidential and proprietary nature thereof, and agreed not to duplicate, have duplicated or permit others to duplicate such knowledge, proprietary information, designs, equipment and patent rights unless it is with the written permission of WSU, or its agent.

RECITALS

WITNESSETH

WHEREAS, WSU and THEROX entered into an agreement on September 8, 1994, hereinafter referred to as the “1994 LICENSE”, wherein WSU granted certain exclusive rights to THEROX under certain WSU-owned PATENTS and PROPRIETARY INFORMATION; and

WHEREAS, changes in THEROX’s business strategy, capital structure and state of incorporation necessitate amending and restating the 1994 LICENSE; and

WHEREAS, the interests of the parties hereto are enhanced by seeking to supersede the 1994 LICENSE with the present Agreement.

DISPOSITIONS

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter recited, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 The term “NET SALES”, “NET SALES PRICE” or “NET SELLING PRICE” shall mean the unit gross sales price or the sum total of gross sales of ROYALTY BEARING PRODUCTS sold by THEROX and its AFFILIATES, sublicensees and cross-licensees less trade, quantity and cash discounts; returns or other adjustments; sales, use, or other similar taxes to the extent that such taxes are included in the gross sales price; and freight and insurance in a C.I.F. transaction. If

ROYALTY BEARING PRODUCTS should contain or be sold in combination with any other non-royalty bearing product, component, material, or service then the royalty-bearing portion of that combination shall be determined by multiplying the number of units of that combination that are sold under this Agreement by the unit net sales price of ROYALTY BEARING PRODUCTS contained in that combination, less the deductions or offsets referred to in the preceding sentence. Where no independent market value or sales price exists for a ROYALTY BEARING PRODUCT or a non-royalty bearing product, THEROX shall calculate a hypothetical market value, allocating the same proportion of costs, overhead and profits as are typically allocated to other THEROX products of similar type.

1.2 The term “ROYALTY BEARING PRODUCTS” shall mean those products described as DISPOSABLE DEVICES, NON-DISPOSABLE DEVICES and GAS DELIVERY SYSTEMS which are covered under one or more claims of any of the PATENTS.

1.3 The term “AFFILIATE” shall mean any business entity in which at least fifty (50) percent of the voting shares or other means of control, or at least a fifty (50) percent interest in the income of such entity are owned or controlled, directly or indirectly, by THEROX; or ii) any business entity which owns or controls, directly or indirectly, at least fifty (50) percent of the voting shares or other means of control, or has at least a fifty (50) percent interest in the income, directly or indirectly, of THEROX.

1.4 The term “PATENTS” shall mean inventions forming the subject matter of WSU file number 139, United States Patent Number 5,086,620, issued on February 11, 1992 and entitled METHOD OF MICROENCAPSULATION OF HYPERBARIC GAS, J. Richard Spears, M.D., inventor, and owned by WSU; any divisional, renewal, continuation, continuation-in-part or substitute United States patent applications based thereon; any patents which shall issue from such United States patent applications; any reissues or extensions of the above; and all rights of priority thereto.

WSU file number 202, United States Patent Number 5,261,875, issued on November 16, 1993 and entitled METHOD AND APPARATUS FOR INJECTION OF GAS HYDRATES, J. Richard Spears, M.D., inventor, and owned by WSU; any divisional, renewal, continuation, continuation-in-part or substitute United States patent applications based thereon; any patents which shall issue from such United States patent applications; any reissues or extensions of the above; all rights of priority thereto; and any and all foreign applications and patents corresponding to the aforesaid inventions, United States patent applications and patents granted thereon.

WSU file number 285, United States Patent Number 5,407,426 issued April 18, 1995 and entitled METHOD AND APPARATUS FOR DELIVERING OXYGEN INTO BLOOD, J. Richard Spears, inventor, and owned by WSU; any divisional, renewal, continuation, continuation-in-part or substitute United States patent applications based thereon; any patents which shall issue from such United States patent applications; any reissues or extensions of the above; all rights of priority thereto; and any and all foreign applications and patents corresponding to the aforesaid inventions, United States patent applications and patents granted thereon.

WSU file number 285a, United States Patent Application Number 08/152,589 filed November 15, 1993 and entitled METHOD AND APPARATUS FOR DELIVERING OXYGEN INTO BLOOD, J. Richard Spears, inventor, and owned by WSU; any divisional, renewal, continuation, continuation-in-part or substitute United States patent applications based thereon; any patents which shall issue from such United States patent applications; any reissues or extensions of the above; all rights of priority thereto; and any and all foreign applications and patents corresponding to the aforesaid inventions, United States patent applications and patents granted thereon.

WSU file number 285b, United States Patent Application Number 08/353,137 filed December 9, 1994 and entitled APPARATUS AND METHOD OF DELIVERY OF GAS SUPERSATURATED LIQUIDS, J. Richard Spears, inventor, and owned by WSU; any divisional, renewal, continuation, continuation-in-part or substitute United States patent applications based thereon; any patents which shall issue from such United States patent applications; any reissues or extensions of the above; all rights of priority thereto; and any and all foreign applications and patents corresponding to the aforesaid inventions, United States patent applications and patents granted thereon.

WSU file number 285c, United States Patent Application filed June 7, 1995 and entitled METHOD AND APPARATUS FOR DELIVERING OXYGEN SUPERSATURATED PHYSIOLOGIC SOLUTIONS DURING ANGIOPLASTY, J. Richard Spears, inventor, and owned by WSU; any divisional, renewal, continuation, continuation-in-part or substitute United States patent applications based thereon; any patents which shall issue from such United States patent applications; any reissues or extensions of the above; all rights of priority thereto; and any and all foreign applications and patents corresponding to the aforesaid inventions, United States patent applications and patents granted thereon.

WSU file number 285d, United States Patent Application filed June 7, 1995 and entitled HIGH PRESSURE GAS EXCHANGER., J. Richard Spears, inventor, and owned by WSU; any divisional, renewal, continuation, continuation-in-part or substitute United States patent applications based thereon; any patents which shall issue from such United States patent applications; any reissues or extensions of the above; all rights of priority thereto; any and all foreign applications and patents corresponding to the aforesaid inventions, United States patent applications and patents granted thereon; and any improvements to patents not covered under paragraphs 1.15-1.18.

1.5 The term “PROPRIETARY INFORMATION” shall mean information, data, concepts, developments, know-how, specifications, trade secrets and experience pertaining to PATENTS, and any inventions and technology described therein, in any form; technical or business related; developed, conceived, owned or controlled by WSU prior to or during the term of this Agreement.

1.6 The term “RUNNING ROYALTY” shall mean remuneration paid to WSU in the form of a stated percentage of all NET SALES.

1.7 The term “ANNUAL MINIMUM ROYALTY” shall mean the minimum dollar remuneration to be paid by THEROX to WSU in a given year that this Agreement is in force, not based upon NET SALES.

1.8 The term “LICENSE FEE” shall mean any money or contribution in-kind paid by THEROX to WSU as consideration for the granting of exclusive license rights to PATENTS, PROPRIETARY INFORMATION and IMPROVEMENTS, and not based upon NET SALES.

1.9 The term “SUBLICENSE FEE” or “CROSS LICENSE FEE” shall mean any money or contribution in-kind paid by THEROX to WSU as consideration for the granting of sublicense and cross-license rights to PATENTS, PROPRIETARY INFORMATION and IMPROVEMENTS, and not based upon NET SALES.

1.10 The term “GAS DELIVERY SYSTEM” shall mean any combination of NON-DISPOSABLE DEVICES and DISPOSABLE DEVICES which taken together and utilized would allow a gas to be delivered for use in the MEDICAL GAS DELIVERY FIELD OF USE, and which is claimed under PATENTS or covered by PROPRIETARY INFORMATION.

1.11 The term “NON-DISPOSABLE DEVICE” shall mean a non-disposable device, apparatus, software or hardware implementation of software, or a collection of such items that when taken together would comprise a non-disposable device or apparatus, such device or apparatus being claimed under PATENTS or covered by PROPRIETARY INFORMATION.

1.12 The term “DISPOSABLE DEVICE” shall mean a disposable device or apparatus, or a collection of items that when taken together would comprise a disposable device or apparatus intended for use in the MEDICAL GAS DELIVERY FIELD OF USE, such device or apparatus being claimed under PATENTS or covered by PROPRIETARY INFORMATION.

1.13 The term “MEDICAL GAS DELIVERY FIELD OF USE” shall mean production and delivery of a fluid into which a gas has been dissolved at higher levels than by atmospheric pressure for the cure, mitigation, treatment, prevention or diagnosis of disease or other conditions in humans or animals, or to otherwise affect the structure or any function of the body of humans or animals.

1.14 The term “NON-MEDICAL GAS DELIVERY FIELD OF USE” shall mean all other fields of use that are not the MEDICAL GAS DELIVERY FIELD OF USE.

1.15 The term “IMPROVEMENT” shall mean any modification or improvement in any methodology, apparatus, NON-DISPOSABLE DEVICE, DISPOSABLE DEVICE, GAS DELIVERY SYSTEM or any component thereof, that is conceived or reduced to practice as a result of a knowledge of PATENTS or PROPRIETARY INFORMATION received or generated pursuant to the terms of this Agreement.

1.16 The term “WSU-IMPROVEMENT” shall mean any modification or improvement, including without limitation any software or hardware implementation of software, in any methodology, apparatus, NON-DISPOSABLE DEVICE, DISPOSABLE DEVICE, GAS DELIVERY SYSTEM or any component thereof, regardless of patentability, that is conceived or reduced to practice solely by an employee of WSU, as a result of a knowledge of PATENTS or PROPRIETARY INFORMATION received or generated pursuant to the terms of this Agreement.

1.17 The term “THEROX-IMPROVEMENT” shall mean any modification or improvement, including without limitation any software or hardware implementation of software, in any methodology, apparatus, NON-DISPOSABLE DEVICE, DISPOSABLE DEVICE, GAS DELIVERY SYSTEM or any component thereof, regardless of patentability, that is conceived or reduced to practice by an employee of, or consultant to, THEROX, as a result of a knowledge of PATENTS or PROPRIETARY INFORMATION received or generated pursuant to the terms of this Agreement.

1.18 The term “JOINT-IMPROVEMENT” shall mean any modification or improvement, including without limitation any software or hardware implementation of software, in any methodology, apparatus, NON-DISPOSABLE DEVICE, DISPOSABLE DEVICE, GAS DELIVERY SYSTEM or any component thereof, regardless of patentability, that is conceived or reduced to practice jointly by an employee of WSU and by an employee of, or consultant to, THEROX, as a result of a knowledge of PATENTS or PROPRIETARY INFORMATION received or generated pursuant to the terms of this Agreement.

1.19 The term “THEROX FIELD OF USE FIRST OPTION” shall mean the right granted by WSU to THEROX to enter into negotiations for a license to PATENTS, PROPRIETARY INFORMATION, WSU-IMPROVEMENTS and WSU’s interest in JOINT-IMPROVEMENTS in the NON-MEDICAL GAS DELIVERY FIELD OF USE.

ARTICLE II

THE GRANT

2.1 WSU hereby grants to THEROX a world-wide, exclusive license, along with the right to grant sublicenses and enter into cross license agreements, under said PATENTS, PROPRIETARY INFORMATION, WSU-IMPROVEMENTS and WSU’s interest in JOINT-IMPROVEMENTS within the MEDICAL GAS DELIVERY FIELD OF USE to make, have made, use and sell GAS DELIVERY SYSTEMS, NON-DISPOSABLE DEVICES and DISPOSABLE DEVICES covered by, or made with, or utilizing methods or apparatus covered by, said PATENTS, PROPRIETARY INFORMATION, WSU-IMPROVEMENTS and WSU’s interest in JOINT-IMPROVEMENTS.

2.2 WSU hereby grants to THEROX a THEROX FIELD OF USE FIRST OPTION to negotiate worldwide exclusive licenses with the right to grant sublicenses and enter into cross-license arrangements in accordance with the terms of ARTICLE VIII.

2.3 THEROX acknowledges and accepts that the licenses granted hereinabove are subject to any licenses or other rights that have been or may be required to be granted to the United States Government by effect of federal law or regulation governing the disposition of patent rights and rights in information arising from government sponsored research. Government rights to patents arising under federally sponsored research are enumerated in and explained in 37 CFR Part 401.

2.4 THEROX agrees that no right, license or immunity is granted by implication or otherwise, except as specifically set forth herein. No right, license or immunity is granted with respect to any PATENTS, PROPRIETARY INFORMATION, GAS DELIVERY SYSTEM, NON-DISPOSABLE DEVICE, DISPOSABLE DEVICE, software or field of use beyond MEDICAL GAS DELIVERY except as expressly set forth herein.

2.5 The parties hereto mutually agree that the licenses and first option rights granted to the PATENTS, PROPRIETARY INFORMATION, WSU-IMPROVEMENTS and WSU’s interest in JOINT IMPROVEMENTS herein are severable with respect to the ROYALTY BEARING PRODUCTS such that the conversion of the grant of exclusive license rights to non-exclusive license rights or the termination of this Agreement with respect to certain of the PATENTS, PROPRIETARY INFORMATION, WSU-IMPROVEMENTS and WSU’s interest in JOINT-IMPROVEMENTS relating to specific ROYALTY BEARING PRODUCTS shall not affect the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

grant of rights to other PATENTS, PROPRIETARY INFORMATION, WSU-IMPROVEMENTS or WSU’s interest in JOINT-IMPROVEMENTS relating to other ROYALTY BEARING PRODUCTS under this Agreement.

ARTICLE III

ANNUAL MINIMUM ROYALTY, RUNNING ROYALTY, LICENSE FEE,

SUBLICENSE/CROSS-LICENSE FEE

3.1 THEROX agrees on behalf of itself, its AFFILIATES, sublicensees and cross licensees hereunder to pay WSU the greater of an ANNUAL MINIMUM ROYALTY in accordance with the schedule set forth in paragraph 3.3, or a RUNNING ROYALTY as a percentage of the unit NET SALES PRICE of ROYALTY BEARING PRODUCTS, whichever is greater. Failure of THEROX to pay an ANNUAL MINIMUM ROYALTY, when due, in accordance with this AGREEMENT, shall result in the conversion of the grant of a exclusive license to a nonexclusive license.

3.2 RUNNING ROYALTIES to be applied to ROYALTY BEARING PRODUCTS shall be calculated in such a way as to avoid royalty stacking, which as used herein shall mean the application of more than a single royalty payable to WSU, to a product or service covered by any of the licensed intellectual property, and that is made, used or sold by THEROX, its AFFILIATES and sublicensees pursuant to the terms of this Agreement.

3.3 An ANNUAL MINIMUM ROYALTY shall not become effective until the latter of i) [***] after the grant of general marketing approval by the USFDA for a ROYALTY BEARING PRODUCT for its first clinical indication; or ii) at such a time as NET SALES of ROYALTY BEARING PRODUCTS exceeds [***] ([***]) dollars for a full calendar year, referred to as Year 1 below. Therefore, should commercial sale of ROYALTY BEARING PRODUCTS commence mid-way through a given calendar year, an ANNUAL MINIMUM ROYALTY would only apply if NET SALES of ROYALTY BEARING PRODUCTS were at least [***] ([***]) for that calendar year. Subject to the provisions of paragraph 3.1, the ANNUAL MINIMUM ROYALTY to be in effect while this Agreement is in force shall be as follows:

Year 1 $[***]

Year 2 $[***]

Year 3 $[***]

Year 4 $[***]

Beginning in the fifth calendar year after the commencement of commercial sales, and extending for so long as this Agreement is in force, the ANNUAL MINIMUM ROYALTY shall be the greater of [***] ([***]) dollars or an amount equal to [***] ([***]) percent of the prior calendar year’s RUNNING ROYALTY paid to WSU. Notwithstanding the foregoing, THEROX shall not be obligated to pay a RUNNING ROYALTY on NET SALES of any of its sublicensees and cross-licensees which exceeds [***] ([***]) percent of any royalties or other sales-based payments actually received by THEROX from such sublicensee or cross-licensee.

3.4 Running royalties shall apply to all ROYALTY BEARING PRODUCTS sold by THEROX, its AFFILIATES, sublicensees and cross-licensees that incorporate PATENTS, PROPRIETARY INFORMATION and/or WSU-IMPROVEMENTS under the terms of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3.5 THEROX agrees on behalf of itself, its AFFILIATES, its sublicensees and cross-licensees hereunder to pay a RUNNING ROYALTY of [***] ([***]) percent of the NET SALES of DISPOSABLE DEVICES, NON-DISPOSABLE DEVICES and GAS DELIVERY SYSTEMS.

3.6 THEROX shall pay WSU [***] ([***]) percent of fees and payments for the granting of sublicense or cross-license rights to non-AFFILIATE third parties for the manufacture, use or sale of ROYALTY BEARING PRODUCTS. Such fees and payments shall not include payments or reimbursements to THEROX for sponsored research or development activities engaged in by THEROX or to equity purchases by sublicensees or cross licensees. THEROX agrees to furnish to WSU the full detail of all sublicense and cross license agreements it enters into including a breakdown of initial fees paid to THEROX by such sublicensees and cross licensees.

3.7 All royalties and fees paid by THEROX on behalf of itself, its sublicensees and cross- licensees hereunder to WSU shall be paid in United States dollars. All foreign currency conversions are to be based on Wall Street Journal published rates as of the date of payment and report of royalties and sublicense/cross-license fees by THEROX to WSU.

3.8 As consideration for the grant of exclusive license rights hereunder, and at such a time as: (i) THEROX closes its first equity and/or debt financing round that raises in excess of one (1) million dollars; or (ii) upon closing on a cumulative total of at least one million eight hundred thousand (1,800,000) dollars in equity and/or debt financing, THEROX shall reimburse WSU for all reasonable out-of-pocket expenses associated with the licensed PATENTS incurred by WSU up until that date. As of June 30, 1995, WSU had accrued costs and fees of fifty three thousand one hundred and eighty (53,180) dollars for this purpose. It is anticipated that by December 31, 1995 that an additional twenty thousand (20,000) dollars to forty thousand (40,000) dollars will be accrued as WSU prepares and files at least three United States patent applications, two United States divisional patent applications and absorbs the foreign filing costs associated with several pending and issued United States applications and patents. All funds expended by THEROX to reimburse WSU for patent protection expenses accrued by WSU under this paragraph 3.8 shall be creditable against future ANNUAL MINIMUM ROYALTIES or RUNNING ROYALTIES. WSU shall have the option of converting the exclusive license granted herein to non-exclusive status in the event THEROX fails to secure financing in the time frames described in paragraph 5.1.

3.9 THEROX may seek to grant a specific sublicense and/or cross license to any of the licensed PATENTS and/or PROPRIETARY INFORMATION under this Agreement, and in arranging for such a sublicense or cross license, determine that a reduction is necessary in the sublicense/cross license fees and/or the running royalty rate to be passed through to WSU in order to allow THEROX to achieve a fair and equitable return. THEROX may request, in writing, such a reduction in fees and/or royalties to WSU. The request should include THEROX’s rationale and basis for requesting such a reduction. WSU agrees to consider all such requests in good faith and shall respond to THEROX, in writing, within thirty (30) days of receipt of such a notice, stating whether it will or will not accept the requested reduction and/or upon what basis WSU would accept a reduction.

ARTICLE IV

WSU STOCK RIGHTS

4.1 THEROX shall grant to WSU a right of first offer with respect to future sales by THEROX of its Shares (as hereinafter defined). Each time THEROX proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“SHARES”), THEROX shall first make an offering of such SHARES to WSU in accordance with the following provisions:

(a) THEROX shall deliver a written notice to WSU stating (i) its bona fide intention to offer such SHARES, (ii) the number of such SHARES to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such SHARES.

(b) Within twenty (20) calendar days after receipt of the notice, WSU may elect to purchase or obtain, at the price and on the terms specified in the notice, up to that portion of such SHARES which equals the proportion that one hundred thirty nine thousand three hundred and thirty three (139,333) (the number of SHARES owned by WSU on the date hereof) bears to the total number of SHARES of THEROX then outstanding (assuming full conversion and exercise of convertible or exercisable securities). WSU’s election to purchase or obtain SHARES shall be submitted to THEROX in writing. WSU shall be allotted an additional thirty (30) calendar day period in which to remit payment for such SHARES as it elects to purchase or obtain.

(c) If all SHARES referred to in the notice are not elected to be obtained as provided in subparagraph 4.1b), THEROX may, during the thirty (30) day period following the expiration of the period provided in subparagraph 4.1b), offer the remaining unsubscribed portion of such SHARES to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the notice. If THEROX does not enter into an agreement for the sale of the SHARES within such period, or if such agreement in not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such SHARES shall not be offered unless first reoffered to WSU in accordance herewith.

(d) The right of first offer in this paragraph 4.1 shall not be applicable (i) prior to the issuance of shares of Series D Preferred Stock of THEROX, or (ii) to the issuance or sale of not to exceed 500,000 shares of Common Stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment, or (iii) after the issuance of shares of Series D Preferred Stock, the issuance or sale of not to exceed one million (1,000,000) shares of Common Stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment, or (iv) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Securities Act of 1933 pursuant to a registration statement, at an offering price of at least five (5) dollars per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and at least seven million five hundred thousand (7,500,000) dollars of aggregate gross proceeds, or v) to the issuance of securities pursuant to the conversion or exercise of convertible, or exercisable securities, including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants, or (vi) to the issuance of securities in connection with a bona fide business acquisition of or by THEROX, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (vii) to the issuance of securities to persons or entities with which THEROX has bona fide business relationships which are not primarily directed to the raising of capital, including, without limitation, corporate partners.

4.2 WSU agrees that is shall not sell, pledge or otherwise transfer any of the SHARES of THEROX except as expressly permitted under the terms set forth in Exhibit “A”. At such a time as SHARES of THEROX is traded publicly, WSU shall have the right, subject to any lock-up reasonably requested by any underwriter, to sell, pledge or otherwise transfer its SHARES, at its sole discretion, subject to applicable securities laws, except that for the first twelve months after THEROX SHARES become publicly traded, WSU shall provide THEROX with fourteen (14) days written notice of its intent to sell its SHARES. THEROX shall respond, in writing, within the fourteen (14) day period declaring its intent to purchase the WSU SHARES. Should THEROX declare its intent to purchase, THEROX shall have the sole right to purchase WSU’s SHARES, provided THEROX completes such purchase within ninety (90) days of the date of WSU’s initial notification to THEROX. The purchase shall be made upon terms that are either i) to be mutually agreed upon if there is no bona-fide third party offer; ii) the same terms contained in a bona-fide third party offer to WSU should such be made; or in the event THEROX Common Stock is publicly traded, iii) at the greater of the closing Common Stock share price on the date of notification by WSU or the average of the daily closing Common Stock share price during the ninety (90) day notification period.

ARTICLE V

MILESTONES

5.1 As further consideration for the exclusive licenses herein granted THEROX shall diligently pursue i) the development and execution of a comprehensive technical, business and financing plan; and ii) the development and approval of ROYALTY BEARING PRODUCTS. Therefore, in order to maintain the licenses granted herein as exclusive, the following schedule of milestones shall be met and paid by THEROX. In the event of THEROX’s failure to meet this schedule through milestone number 3, WSU shall have the option of converting the exclusive licenses granted herein to a non-exclusive status, provided, however, that WSU first give THEROX ninety (90) days written notice of its intent to convert. Should THEROX cure the failure to reach milestone number 3 within the notification period, WSU’s notice to convert shall automatically be considered withdrawn. If, within five years of the execution of this Agreement, THEROX fails to meet this milestone schedule through milestone number 6 WSU shall have the option of terminating this Agreement, provided, however, that WSU first give THEROX ninety (90) days written notice of its intent to terminate. Should THEROX cure the failure to reach milestone number 6 within the notification period, WSU’s notice to terminate shall automatically be considered withdrawn.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

MILESTONE TIMETABLE

Milestones		Timetable for Completion
1.	Raise at least $250,000 in cumulative equity investments.	[***]

2.	Raise at least $1,250,000 in cumulative equity investments.	[***]

3.	Initiate IV Device Clinical Study.	[***]

4.	Raise at least $3,000,000 in cumulative equity investments.	[***]

5.	Submit Pre-Market Notification (510k) Or Application (PMA) To FDA.	[***]

6.	Receive FDA marketing approval for first ROYALTY BEARING PRODUCT and/or commence commercial sales.	[***]

PROVISIONS

ARTICLE VI

CONFIDENTIAL DISCLOSURE

6.1 WSU agrees to provide PATENTS and PROPRIETARY INFORMATION (referred to as INFORMATION for the purposes of ARTICLE VI only) to THEROX only under the following conditions:

(a) THEROX agrees to take all due precautions to hold INFORMATION in the strictest confidence and to prevent disclosure of the INFORMATION to persons other than its own employees, agents and sublicensees (“own employees” includes employees of any wholly-owned subsidiaries or of a parent company). Any employees or agents to whom disclosure is made must first be apprised of this Agreement and agree to be bound by its terms.

(b) All unpublished data and INFORMATION, in any form, received by THEROX from WSU or by WSU from THEROX hereunder including, without limitation, INFORMATION embodied in prototypes, samples, and in other non-documentary form, shall be received and maintained in confidence by the receiving party and shall not be disclosed to others without the prior written consent of the disclosing party or used by the receiving party except in accordance with the licenses granted as set forth herein. The foregoing obligations shall not apply to unpublished data and INFORMATION which 1) is part of the public domain at the time of disclosure or enters the public domain thereafter through no fault of the receiving party; or ii) is or becomes available from another source such as, without limitation, a public source, other than as a consequence of a breach of the obligations herein set forth; or iii) has been or is independently developed by the receiving party; or iv) has been obtained by the receiving party from a third party having the legal right to transmit INFORMATION without restriction on the disclosure or use thereof; or v) where such disclosure is compelled by order of a court of competent jurisdiction or by a governmental body or unit have the right to do so; or vi) to materials required to be submitted by THEROX to governmental personnel and agencies, including but not limited to the Food And Drug Administration (FDA), all materials required by such personnel or agency in conjunction with an inspection of THEROX’s or WSU’s facilities, or any governmental or regulatory submission, report, license, application or similar item, including but not limited to all documentation and test results relating to the ROYALTY BEARING PRODUCTS; or vii) as may be required in the course of obtaining financing; provided however, that in connection with such disclosure, THEROX shall use its best efforts to cause, or have WSU cause such INFORMATION to be protected by patent application or issued patent, and further, to use its best efforts to obtain the confidential treatment of such INFORMATION from such governmental personnel, agency or financing source.

6.2 THEROX agrees to enter into appropriate written agreements with its employees, sublicensees, cross-licensees and all third-parties having access to any of the INFORMATION to protect and maintain the confidential and proprietary nature thereof, and such agreements shall be and remain effective beyond the termination of this Agreement as reasonably required to achieve the purposes of this Agreement. WSU shall enter into appropriate written agreements to maintain as confidential all THEROX-IMPROVEMENTS and other information proprietary to THEROX.

6.3 THEROX and WSU mutually agree not to submit for publication INFORMATION unless such INFORMATION has been reviewed by the other party to the Agreement. The purpose for such review is to allow each party to identify and protect its proprietary INFORMATION. The party seeking review shall allow the other party twenty one (21) days for review and identification of proprietary INFORMATION. The parties to whom such submission shall be made shall be President, if to THEROX, and Office of the Vice President for Research, if to WSU. The parties to this Agreement mutually agree to take all due precautions not to divulge INFORMATION of a proprietary nature in any grant application, business plan or prospectus without taking all appropriate measures to provide notice to the recipient(s) of such instruments of the proprietary nature of the INFORMATION. Where protection of proprietary INFORMATION is required, the parties hereto shall mutually agree to delay such publication for a period of up to twelve (12) months in order to allow such protection to be put in place.

ARTICLE VII

IMPROVEMENTS

7.1 THEROX agrees to disclose to WSU, any and all JOINT-IMPROVEMENTS and THEROX-IMPROVEMENTS in, or related to PATENTS and PROPRIETARY INFORMATION, conceived or reduced to practice as a result of activities engaged in pursuant to the terms of this Agreement. WSU agrees that it shall not publish or disclose JOINT-IMPROVEMENTS to third parties or to the public through any communication including, but not limited to, academic publication or other exchanges of information without first providing THEROX with the opportunity to review JOINT-IMPROVEMENTS and to direct WSU to protect such JOINT-IMPROVEMENTS by patent or other appropriate means. In addition to the restrictions of ARTICLE VI, WSU agrees not to publish or disclose THEROX-IMPROVEMENTS to third parties or to the public through any communication including, but not limited to, academic publication or other exchanges of information without obtaining the prior written approval of THEROX, which shall not be unreasonably withheld.

7.2 WSU agrees to disclose to THEROX, any and all WSU-IMPROVEMENTS and JOINT- IMPROVEMENTS. WSU agrees not to publish or disclose WSU-IMPROVEMENTS and JOINT- IMPROVEMENTS to third parties or to the public through any communication including, but not limited to, academic publication or other exchanges of information without obtaining the prior written approval of THEROX, which shall not be unreasonably withheld.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.3 All WSU-IMPROVEMENTS shall be owned by WSU. THEROX agrees to provide any assistance and take such acts as are reasonably requested by WSU to enable WSU to obtain a letters patent for or respecting any WSU-IMPROVEMENT, to protect such patent right, to conduct further research and to publish subject to the terms and conditions of paragraph 6.3.

7.4 JOINT-IMPROVEMENTS shall be owned by WSU and THEROX.

7.5 All THEROX-IMPROVEMENTS shall be owned by THEROX.

7.6 All WSU-IMPROVEMENTS and JOINT-IMPROVEMENTS shall automatically become subject to the grant in ARTICLE II hereinabove and any patent rights therein shall be deemed to be PATENTS for the purposes of this Agreement.

7.7 It is mutually recognized and agreed to by the parties that THEROX’s business strategy may result in THEROX engaging in business activities, product and service sales that are unrelated to those which utilize or incorporate PATENTS, PROPRIETARY INFORMATION and IMPROVEMENTS. Accordingly, sales of such products and services would not be considered as being royalty bearing under the terms of this Agreement.

ARTICLE VIII

THEROX FIELD OF USE FIRST OPTION

8.1 For the first twelve (12) months after this September 8, 1994, WSU agrees not enter into any third party agreements that would preclude THEROX from obtaining a world-wide exclusive license, carrying with it the right to grant sublicenses and to enter into cross-license agreements, within the NON-MEDICAL GAS DELIVERY FIELD OF USE without first providing THEROX with the opportunity to negotiate and execute such a license. Should WSU intend entering into such a third party agreement, WSU shall inform THEROX of such in writing. THEROX shall have thirty (30) days from the receipt of such writing to determine whether it cares to exercise its THEROX FIELD OF USE FIRST OPTION and enter into negotiations with WSU. All decisions by THEROX to exercise THEROX FIELD OF USE FIRST OPTION rights shall be conveyed to WSU in writing. A further one hundred twenty (120) day period shall be allotted in which WSU and THEROX are to negotiate in good faith and arrive at an executed license. WSU agrees not to enter into any third party agreements during such thirty (30) day and one hundred twenty (120) day periods. Should THEROX either (i) not exercise its THEROX FIELD OF USE FIRST OPTION, or (ii) not reach an agreement in principle with WSU regarding the terms of a license within such thirty (30) day one hundred twenty (120) day time periods, then the THEROX FIELD OF USE FIRST OPTION shall automatically terminate with respect to that particular field of use. WSU shall provide THEROX with the opportunity to match any third party offer.

8.2 Unless otherwise exercised, the THEROX FIELD OF USE FIRST OPTION shall terminate for all fields of use not licensed to THEROX twelve months after September 8, 1994, or if notice was given pursuant to paragraph 8.1, during the time periods set forth in paragraph 8.1. THEROX shall have the right to renew the THEROX FIELD OF USE FIRST OPTION on a yearly basis for an additional twelve (12) month period by providing WSU with written notice of its intent to renew within thirty (30) days of the termination date of the THEROX FIELD OF USE FIRST OPTION and by paying WSU a first option renewal fee. The first option renewal fee shall be negotiated in good faith between the parties and shall not exceed [***] ([***])[***]dollars.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE IX

FUTURE RESEARCH

9.1 THEROX and WSU mutually acknowledge that, from time to time, THEROX may seek to engage in research activities wherein the collaboration of WSU faculty and staff and access to facilities and equipment owned by WSU will be desired and appropriate. THEROX and WSU mutually agree that all such cooperative research shall be undertaken on the basis of research grants and contracts the terms of which are to be negotiated in good faith by employees of both parties having the authorization of their respective organizations to engage in such activities such that there be no conflict of interest. Such contracts shall provide that to the extent any future inventions or developments are made as a result of activity funded by THEROX which relate to the MEDICAL GAS DELIVERY FIELD OF USE, that they shall be subject to the grants of license under this Agreement for so long as this Agreement remains in force.

ARTICLE X

RECORDS

10.1 THEROX agrees on behalf of itself, its AFFILIATES and sublicensees to keep accurate records in sufficient detail to enable the royalties payable by THEROX to be determined, and agrees to permit said records to be examined from time to time, at WSU’s expense, during the life of this Agreement and for one (1) year after the expiration or termination thereof by authorized representatives of WSU, such representatives having been reasonably approved of by THEROX, during usual business hours, and to the extent necessary to verify the reports and payments required hereunder. Such examination shall be solely for the purpose of ascertaining the correctness of royalties reported and paid. WSU’s authorized representative shall only report the fact that such royalties are correct or that they are deficient and the amount by which they are deficient. All other information obtained during such examinations shall be held in confidence and shall not be reported to WSU unless a dispute arises between WSU and THEROX regarding any deficiency or other discrepancy in royalties paid by THEROX to WSU. In the event of such a dispute, THEROX shall agree to allow WSU authorized representative to disclose information in sufficient detail as to allow WSU to substantiate and defend its claim of the existence of such deficiency or discrepancy in royalties paid. THEROX shall maintain records of the sale of ROYALTY BEARING PRODUCTS during the current calendar year in which such sale occurs and for six calendar years after the calendar year during which such sale occurred.

10.2 All deficiencies in royalty payments by THEROX to WSU shall be promptly reported to THEROX. All deficiencies in excess of [***] ([***]) percent of the correct amount of royalties payable shall carry a penalty charge not to exceed [***] ([***]) percent of the amount of the deficiency plus the costs of the examination, if any, charged to WSU. THEROX shall remit the amount of the deficiency plus any applicable penalty charges and costs within thirty (30) days of notification of such by WSU. Exceptions to this paragraph 10.2 shall be i) inaccurate reporting by a sublicensee/cross licensee to THEROX and ii) instances where THEROX makes a good faith error in value added determination.

ARTICLE XI

REPORTS AND PAYMENTS

11.1 THEROX agrees to furnish written reports to WSU within sixty (60) days after the first of January, April, July, and October of each calendar year during the life of this Agreement setting forth the number, gross selling prices, offsets to gross selling prices and net selling prices of each kind of ROYALTY BEARING PRODUCT sold by THEROX or its AFFILIATES, sublicensees and cross-licensees during the preceding quarter, and the royalties due thereon. Each report shall be accompanied by a remittance as provided in Article III hereof covering any royalties then due.

11.2 All reports and payments due hereunder shall be made to WSU at the address appearing below, unless THEROX is notified otherwise in writing by WSU.

Office of the Vice President for Research Wayne State University

Faculty Administration Building

656 W. Kirby

Detroit, Michigan 48202

Attn: Case # 139, 202, 285, 285a-e

ARTICLE XII

MARKING

12.1 THEROX agrees to apply to all products manufactured under this Agreement such notice of the PATENTS as may be required by the laws of the countries granting them, or as may be requested in writing by WSU.

12.2 THEROX agrees that it shall not use WSU or WSU employee’s trademarks, likenesses or names in connection with the manufacture, packaging, sale or promotion of ROYALTY BEARING PRODUCTS without obtaining the prior written approval of WSU.

12.3 THEROX agrees to comply with all applicable federal and state regulations or standards that may be set by relevant regulatory, trade and medical associations regarding the placement of warnings or other required markings on ROYALTY BEARING PRODUCTS and on any printed matter, film, video or information made available on computer-readable media that is associated with, or refers thereto.

ARTICLE XIII

ENFORCEMENT AND MAINTENANCE OF THE LICENSED PATENTS

13.1 WSU, in consultation with THEROX, shall be responsible for taking all actions associated with the preparation, filing prosecution, issuance and maintenance of patent applications and issued patents in the United States and foreign countries, except foreign patent applications and issued patents owned by J. Richard Spears M.D. as of the date of execution of this Agreement, that cover ROYALTY BEARING PRODUCTS or that fall within the definition of PATENTS or patentable WSU-IMPROVEMENTS. Patent counsel to be responsible for preparing and prosecuting such patent applications and maintaining such patent rights shall be chosen by WSU with the consent

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

of THEROX, which consent shall not be unreasonably withheld. WSU shall make its best efforts to provide to THEROX copies of all official correspondence in connection with the actions described in this paragraph 13.1. WSU shall consult THEROX and encourage THEROX’s active participation in developing patent strategy, prior to taking actions regarding the filing, prosecution, issuance and maintenance of PATENTS that incur significant out-of-pocket expense. WSU agrees to review with THEROX, on a quarterly basis, the status of all the technology and intellectual property, including legal expenses, subject to this Agreement. In the event mutual agreement cannot be reached with respect to an action to be taken to obtain or maintain patent protection where WSU would intend not to take such an action, THEROX may direct WSU to take such action by providing written notice to WSU on a timely basis and by agreeing to assume the responsibility for the costs and fees that are associated with taking such action. WSU shall, from time to time, invoice THEROX for the costs and fees associated with such actions and THEROX shall remit payment within thirty (30) days of the receipt of such an invoice.

13.2 WSU agrees that for the first six months this Agreement is in force, or until such a time as THEROX has either closes an equity and/or debt financing round that raises in excess of one (1) million dollars or closes on a cumulative total of equity and/or debt financing in excess of one million eight hundred thousand (1,800,000) dollars, WSU shall be responsible for the payment of all costs and legal fees associated with the preparation, filing, prosecution, issuance and maintenance of patents or patent rights in the United States and foreign countries where patent protection is mutually agreed upon by the parties hereto, except those foreign patent rights held personally by J. Richard Spears, M.D.

As it applies to all countries except the United States, WSU shall have the right to discontinue patent protection in any country in which royalties paid by THEROX derived from sales in such countries do not exceed [***] ([***]) dollars per year. This Agreement shall continue in full force and effect in all such instances of discontinuance of patent protection unless patent protection is discontinued in the United States.

In the event that patent protection is discontinued in the United States, WSU shall provide THEROX with sixty (60) days notice of its intention to discontinue patent protection. At the end of such sixty (60) day notification period, the Agreement shall be terminated in accordance with the terms of ARTICLE XV. In the event of discontinuation of United States or any foreign patent protection, THEROX shall be provided with sixty (60) days notice and shall have the right to assume the responsibilities and costs of obtaining and maintaining such protection.

13.3 At such a time as: (i) THEROX closes its first equity and/or debt financing round that raises in excess of one (1) million dollars; or (ii) upon closing on a cumulative total of at least one million eight hundred thousand (1,800,000) dollars in equity and/or debt financing, THEROX shall reimburse WSU for all reasonable out-of-pocket expenses associated with the licensed PATENTS incurred by WSU up until that time. Thereafter, continuing for so long as this Agreement is in force, THEROX shall pay one hundred (100) percent of all mutually agreed upon costs and fees described in paragraph 13.2. WSU shall, from time to time, invoice THEROX for the costs and fees described in paragraph 13.2 and THEROX shall remit payment within thirty (30) days of the receipt of such an invoice.

13.4 In the event that THEROX believes that a third party has infringed on any of the PATENTS, such that THEROX’s rights under this Agreement would be jeopardized, it shall so notify WSU in writing. Such notification shall include the basis for THEROX’s position that infringement has or is likely to occur. WSU may, at its discretion, i) take action at its own expense to prevent such infringement by the third party, in which event THEROX shall, at WSU’s expense, render such reasonable assistance as WSU shall request in writing, or ii) authorize THEROX to bring suit against such third party. In the event THEROX brings suit, WSU shall, and at THEROX’s expense, such expense being intended to reimburse WSU for any and all out-of-pocket expenses incurred in rendering the assistance, render such reasonable assistance as THEROX requests in writing. Legal counsel for such suit shall be agreed upon by THEROX and WSU, and the costs for such action and assistance as described herein, including the costs of legal fees, shall be the sole responsibility of THEROX. Nothing in this paragraph shall preclude WSU from taking such action as it may deem appropriate to protect its own interest in the event of infringement, to the extent not inconsistent with the grant of rights to THEROX hereunder.

13.5 In the event an action as described in paragraph 13.4 shall result in an award of damages to THEROX and/or WSU by reason of a determination of infringement or other wrongful conduct, such damages attributable to lost profits by THEROX shall be credited to THEROX and damages attributable to lost royalties and fees by WSU shall be credited to WSU. Punitive damages shall be divided between WSU and THEROX, after deduction of all applicable legal fees and/or costs of the litigation, in proportion to the amount each party has contributed financially to the legal costs and fees of the litigation.

ARTICLE XIV

TECHNICAL INFORMATION

14.1 Upon written request by THEROX of a reasonable nature, WSU shall, recognizing that its ability to furnish information may be limited by a discontinuance of the employment of the inventor(s) of PATENTS and PROPRIETARY INFORMATION, furnish THEROX copies of drawings, specifications, and/or other technical information at a sufficient level of detail so as to allow THEROX to practice or have practiced for it, the inventions covered by PATENTS and PROPRIETARY INFORMATION.

14.2 Nothing herein shall be construed to indicate that WSU in any manner guarantees the correctness of such drawings, specifications or other technical information or that WSU assumes any liability whatsoever for any products or parts thereof manufactured or sold in accordance with such drawings, specifications, or other technical information, or as a result of the use thereof, and THEROX assumes all liabilities and holds WSU harmless from all claims resulting from the manufacture or sale of products under this Agreement with drawings, specifications, or other technical information provided by WSU.

ARTICLE XV

TERM AND TERMINATION

15.1 Unless earlier terminated as hereinafter provided, this Agreement shall extend for the entire life of the last to expire of the PATENTS. To the extent that THEROX seeks continued rights to the use of PROPRIETARY INFORMATION for the manufacture, use and sale of goods which would theretofore have been ROYALTY BEARING PRODUCTS, THEROX and WSU shall agree to negotiate in good faith the terms of a license for such PROPRIETARY INFORMATION, the terms of which license shall take into account the potentially limited value of the PROPRIETARY INFORMATION in the absence of related PATENTS.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

15.2 THEROX may terminate this Agreement at any time upon thirty (30) days’ notice in writing to WSU.

15.3 WSU may terminate this Agreement upon ninety (90) days’ notice in writing to THEROX for failure of THEROX to fulfill any of its obligations hereunder; provided, however, if during the period of such notice THEROX shall have remedied such failure, this Agreement shall continue in full force and effect as it would have done if such notice had not been given.

15.4 This Agreement shall terminate automatically upon the occurrence of any of the events stated below:

(a) THEROX shall discontinue business operations and/or liquidate any substantial portion of its assets; or

(b) THEROX shall voluntarily apply for the appointment of a custodian, trustee or receiver to take custody or dispose of any substantial portion of its assets; or

(c) a court of competent jurisdiction shall appoint a custodian, trustee or receiver to take custody or dispose of any substantial portion of THEROX’s assets pursuant to any involuntary proceeding, and either i) THEROX shall indicate approval of, consent to, or acquiescence to such appointment, or ii) such custodian, trustee, or receiver shall not be discharged within one hundred eighty (180) days; or

(d) THEROX shall voluntarily seek protection from creditors under any applicable state or federal bankruptcy, liquidation or dissolution, insolvency, or debt reorganization laws; or

(e) THEROX’s creditors shall institute any proceeding against THEROX under any applicable state or federal bankruptcy, liquidation or dissolution, insolvency or debt reorganization laws, and the same shall not be dismissed or discharged within one hundred eighty (180) days; provided, notwithstanding the foregoing, this Agreement shall not terminate during or subsequent to the pendency of a bankruptcy proceeding under Chapter 11 of the Bankruptcy Code, so long as THEROX continues to conduct its business consistent with the terms of this Agreement following its reorganization.

15.5 In the event WSU discontinues patent protection in the United States, WSU shall provide sixty (60) days notice to THEROX of its intent as provided in paragraph 13.2. A reduction in royalty rates may go into in effect after discontinuation of patent protection based on the mutual agreement of the parties hereto. Any such reduction in RUNNING ROYALTY and ANNUAL MINIMUM ROYALTY rates shall take into consideration the number of patents for which protection is being discontinued and the impact on THEROX’s business and competitive position such a discontinuation of protection has, but in no event shall the total reduction in royalty rates over the lifetime of this Agreement exceed [***] ([***]) percent. In the event of a reduction in RUNNING ROYALTY and ANNUAL MINIMUM ROYALTY rates under this paragraph 15.5, WSU shall have the option of converting the exclusive license rights granted under this Agreement to non-exclusive license rights.

THEROX shall have the option of assuming the responsibility and related costs for such patent protection from WSU and WSU shall provide any such reasonable assistance to THEROX as may be requested by THEROX, in writing, to insure that patent protection is maintained. In the event THEROX assumes responsibility for the continuation of patent protection from WSU, all reasonable costs associated with the continuation of such protection may be deducted from royalties owed by THEROX to WSU in the year that the costs are incurred by THEROX. Any costs not offset by royalties in the calendar year they are incurred may be carried over to subsequent years.

ARTICLE XVI

RIGHTS AFTER TERMINATION

16.1 The termination of this Agreement shall not relieve THEROX of its obligation to pay WSU all royalties that shall have accrued up to the effective date of termination.

16.2 Upon termination of this Agreement, THEROX, its AFFILIATES, sublicensees and cross-licensees shall have the right to complete work in process and to sell products covered by the PATENTS and on hand until the supply is depleted. THEROX shall pay WSU for such products and services the royalties specified in Article III hereof.

16.3 If any sublicenses, or relevant portions of cross-licenses, under PATENTS and PROPRIETARY INFORMATION as to which this Agreement applies are in effect at the effective date of termination of this Agreement, THEROX shall, within thirty (30) days after such effective date of termination, assign such sublicenses and cross-licenses to WSU.

16.4 ARTICLE VI, ARTICLE XXII and paragraphs 17.2, 17.3 and 17.7 shall survive the termination of this Agreement.

ARTICLE XVII

MISCELLANEOUS

17.1 In the event any provision of this Agreement is declared void or unenforceable or becomes unlawful in its operation, such provision shall not affect the rights and obligations of the parties with regard to the remaining provisions of this Agreement which shall continue as binding. The unlawful or unenforceable provision shall be substituted by a lawful and enforceable provision and if such a substituted provision cannot be agreed to, then arbitrators shall do so on behalf of the parties hereto pursuant to the ARTICLE XXI arbitration provision of this Agreement.

17.2 It is understood and agreed that termination of this Agreement by WSU under paragraph 15.3 shall in no way prejudice the rights of WSU to seek other remedies for the failure of THEROX, and that any delay in exercising the rights of termination pursuant to paragraph 15.3 shall in no way prejudice the right of WSU to terminate for any subsequent or continuing failure of THEROX.

17.3 It is understood and agreed that termination of this Agreement by THEROX shall in no way prejudice the rights of THEROX to seek other remedies for the failure of WSU, and that any delay in exercising the rights of termination shall in no way prejudice the right of THEROX to terminate for any subsequent or continuing failure of WSU.

17.4 THEROX agrees to follow and adhere to all relevant federal and state governmental regulations as well as recognized industry standards and practices regarding the development, manufacture or sale of ROYALTY BEARING PRODUCTS. THEROX’s failure to comply with such regulations, standards and practices shall result in the termination of this Agreement.

17.5 THEROX agrees on behalf of itself and its AFFILIATES, and to contractually require its sublicensees and cross licensees hereunder to agree to exert the same degree of effort in the development, regulatory/governmental approval, manufacturing, promotion, sale and distribution of ROYALTY BEARING PRODUCTS as it does with its other, similar products and services. Failure to exert such efforts by THEROX or its AFFILIATES hereunder shall be cause for termination of this Agreement. Notwithstanding the best efforts of THEROX and its AFFILIATES, sublicensees and cross-licensees, should a ROYALTY BEARING PRODUCT not be approved by the FDA and/or sold commercially within the time periods set forth in ARTICLE V, WSU shall have the option of converting the exclusive licenses granted in this AGREEMENT to non-exclusive licenses or to terminating the AGREEMENT in accordance with ARTICLE XV.

17.6 THEROX understands that WSU is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and WSU’s obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by WSU that WSU shall not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. WSU neither represents that a license shall not be required nor that, if required, it shall be issued.

17.7 No failure on the part of any party hereto to exercise, and no delay in exercising, any right, privilege or remedy hereunder shall operate as a waiver thereof, not shall any single or partial exercise of any right, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.

ARTICLE XVIII

NOTICES

18.1 All notices hereunder shall be in writing and shall be deemed to have been sufficiently given if i) hand delivered effective upon delivery; or ii) delivered by courier effective upon delivery; or iii) delivered by regular or pre-paid certified mail effective two (2) days after posting and addressed to the party hereto at its address last designated. Refusal to accept delivery shall constitute delivery.

Each such notice shall be effective on the date that same is posted. Until changed by written notice given by the parties hereto, the respective addresses of the parties to this Agreement shall be as follows:

THEROX:	President
TherO2x, Inc.
2025 Newport Blvd., Suite 200
Costa Mesa, CA 92627

WSU:	Office of the Vice President
for Research
Wayne State University
Faculty Administration Building
656 W. Kirby
Detroit, Michigan 48202
Attn: Case #139, 202, 285, 285a-e

ARTICLE XIX

ASSIGNABILITY

19.1 This Agreement may be assigned by WSU and shall inure to the benefit of its heirs, successors, assigns, or other legal representatives, but shall not be assigned by THEROX except to a successor to its entire business to which this Agreement relates, without the prior written approval of WSU, such approval not to be unreasonably withheld. In the event of such an assignment, this Agreement shall continue in full force and effect so long as the parties fulfill their respective obligations hereunder. In the event THEROX assigns its rights and obligations under this Agreement to a third party in accordance with the terms of this paragraph 19.1, WSU agrees that it shall fulfill its obligations hereunder for so long as the Agreement remains in force.

ARTICLE XX

GOVERNING LAW

20.1 This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Michigan.

ARTICLE XXI

ARBITRATION

21.1 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof; shall be settled by an arbitration procedure as agreed to in writing by the parties or, absent such an agreed to arbitration procedure, within sixty (60) days, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration proceedings shall take place and the arbitration award given in writing in the County of Wayne, Michigan unless the parties agree otherwise in writing.

ARTICLE XXII

REPRESENTATIONS, WARRANTIES, LIMITATIONS

22.1 WSU hereby represents and warrants that it has not conveyed any rights inconsistent with the rights conveyed herein, and agrees for itself, its heirs, successors, assigns, or other legal representatives to execute any and all papers and to perform any and all acts which may be necessary to secure to THEROX the rights herein granted and set over.

22.2 WSU makes no warranty of any kind whatsoever, either express or implied, to THEROX, as to the ability of THEROX to understand and utilize the PATENTS, PROPRIETARY INFORMATION or technical information hereunder. THEROX shall indemnify and shall hold WSU harmless against and from any damages or injury of any nature whatsoever, arising in connection with the manufacturing, assembly, sale, or use of the licensed products by THEROX, except where WSU is found to have been grossly negligent or to have exhibited willful misconduct. The rights and obligations under this paragraph 22.2 shall survive termination or expiration of this Agreement.

22.3 WSU has not made and does not make any representation, warranty or covenant, express or implied, with respect to the condition, quality, durability, suitability, fitness for particular purpose or merchantability of PATENTS, PROPRIETARY INFORMATION, IMPROVEMENTS and ROYALTY BEARING PRODUCTS. THEROX agrees for itself; its AFFILIATES and sublicensees hereunder that the foregoing warranties are in lieu of all other warranties and WSU disclaims all other warranties, express or implied, including but not limited to any implied warranty of merchantability or fitness for any particular purpose. THEROX further agrees for itself, its AFFILIATES, sublicensees and cross-licensees hereunder that, except in instances of WSU’s intentional misconduct or gross negligence, WSU shall not be liable, whether in contract, warranty, tort or otherwise, to THEROX, its AFFILIATES, sublicensees or cross-licensees hereunder or any other person claiming through or under THEROX, its AFFILIATES, sublicensees or cross-licensees hereunder, for any damage or expense, whether consequential or incidental, direct or indirect, special or general, arising from loss of profits or business or otherwise, and whether caused by defect, negligence, breach of warranty, delay in delivery or otherwise, and in no event shall WSU be liable, even if advised of the possibility of such damages or expense. No obligation or liability shall arise or flow out of rendering of technical assistance or other advise by or for WSU in connection with the licenses granted herein except in an instance of WSU’s intentional misconduct or gross negligence. WSU’s liability hereunder for damages of any kind shall not in any event exceed royalties paid by THEROX regardless of the form of action.

22.4 Except in an instance where the admitting party is found to have been grossly negligent or to have exhibited willful misconduct, if WSU or THEROX admit the other party’s representatives to its premises, the admitting party shall not be liable for any claims, losses, damages or expenses due to death, injury or destruction of property suffered on such premises by the visiting representative, and the party of such visiting representative hereby agrees to hold harmless and indemnify the admitting party against all such claims, losses, damages or expenses whether resulting from negligence of agents or employees of the admitting party, or from any other cause whatsoever.

22.5 Except in an instance where WSU is found to have been grossly negligent or to have exhibited willful misconduct, THEROX shall hold WSU harmless against all liabilities, demands, damages, expenses, or losses arising (1) out of use by THEROX or its transferees of PATENTS, PROPRIETARY INFORMATION or IMPROVEMENTS licensed pursuant to this Agreement; or (ii) to information furnished under this Agreement; or (iii) out of any use, sale, or other disposition by THEROX or its AFFILIATES, sublicensees, cross-licensees or transferees of products and services covered by such PATENTS, PROPRIETARY INFORMATION or IMPROVEMENTS. This paragraph 22.5 shall not apply in instances where the representations of WSU in paragraph 22.7 have been violated.

22.6 Any action taken by WSU against THEROX which results from (i) THEROX’s breach of the terms of this Agreement; or (ii) from liabilities, demands, damages, expenses, or losses arising out of the use by THEROX or its transferees of PATENTS, PROPRIETARY INFORMATION or IMPROVEMENTS licensed pursuant to this Agreement; or to information furnished under this Agreement; or out of any use, sale, or other disposition by THEROX or its AFFILIATES; sublicensees, cross-licensees or transferees of products and services covered by such PATENTS, PROPRIETARY INFORMATION and IMPROVEMENTS shall be limited to THEROX as a corporate entity and shall not extend to THEROX’s directors or shareholders either individually or collectively.

22.7 WSU represents and warrants that it is the owner of PATENTS, PROPRIETARY INFORMATION and WSU-IMPROVEMENTS; that it has the right to enter into this Agreement and grant the licenses and options granted herein; that to the best of its present knowledge, information and belief, use of the PATENTS, PROPRIETARY INFORMATION and IMPROVEMENTS in the manufacture, use and sale of products does not violate or infringe any patent or other rights of any third parties, and; as of the date of execution of this Agreement, no party has asserted that any use of any of the PATENTS, PROPRIETARY INFORMATION or WSU-IMPROVEMENTS violates or infringes the patent, copyright or other rights of any third party.

22.8 THEROX represents and warrants that it has the right and authority to enter into this Agreement and to perform its obligations hereunder.

22.9 By entering into this Agreement neither party hereto shall in actual fact be, or be considered, the agent, employee, partner, joint venturer, or legal representative of any other party for any purpose whatsoever. By this Agreement no party is granted any right or authority to assume or create any obligation or responsibility, expressed or implied, on behalf of, or in the name of, any other party, or to bind any other party in any manner other than as is specified herein.

22.10 The parties hereto shall not be liable in any manner for the failure or delay in fulfillment of all on any part of this Agreement by reasons, directly or indirectly, of any causes or circumstances beyond their control, including Acts of God, Governmental orders or restrictions, war, war-like conditions, hostilities, sanctions, mobilization, embargo, detention, revolution, riot, looting, strike, lockout, plague or other epidemics, fire or flood. Any party to this Agreement being so affected by such causes as set forth herein shall promptly submit written notification and full particulars of such cause or causes in writing to the other parties, and thereupon the obligations set forth in this Agreement shall be suspended to the extent they may be attributable to such cause or causes and for the continuance of such cause or causes.

22.11 At such time as any product, process or service relating to, or developed pursuant to this Agreement, is being sold and distributed commercially by THEROX or its AFFILIATES, sublicensees or cross-licensees, THEROX shall, at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than two million (2,000,000) dollars per incident and two million (2,000,000) dollars annual aggregate, naming WSU as an additional insured. Such comprehensive general liability insurance shall provide (i) product liability coverage for WSU’s indemnification under ARTICLE XXII of this Agreement. If THEROX elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of one million (1,000,000) dollars annual aggregate, such self-insurance program must be acceptable to WSU. The minimum amounts of insurance coverage required under this paragraph 22.11 shall not be construed to create a limit of THEROX’s liability with respect to its indemnification under ARTICLE )(xi’ of this Agreement.

22.12 THEROX shall provide WSU with written evidence of such insurance prior to the commencement of commercial distribution of ROYALTY BEARING PRODUCTS and at such other times as WSU may request in writing, THEROX shall provide WSU with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance. If THEROX does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, WSU shall have the right to terminate this Agreement effective at the end of such thirty (30) day period without notice or any additional waiting periods.

22.13 THEROX shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by THEROX or its AFFILIATES, sublicensees and cross-licensees and (ii) a reasonable period after the period referred to in (i) above, which in no event shall be less than one (1) year.

22.14 ARTICLE XXII shall survive termination or expiration of this Agreement.

ARTICLE XXIII

ENTIRE UNDERSTANDING

23.1 This Agreement constitutes the entire understanding between the parties with respect to the subject matter thereof, and shall not be modified in any way except by an instrument in writing duly executed by the parties hereto or their respective assignees.

The undersigned hereby warrants, represents and certifies that s/he signs this Agreement for, and on the behalf of, the institution, corporation, or entity identified and with the authority of its governing body, and acting within the scope of its official powers.

THERO2x, INC.		WAYNE STATE UNIVERSITY

Name:	/s/ Paul J. Zalesky	By:	/s/ Garrett T. Heberlein
Title:	President		Garrett T. Heberlein
V.P. for Research and
Date:	8/7/95		Dean of the Graduate School

			Date:	7/28/95

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

February 9, 1996	Via Airborne Express

Garrett T. Heberlein, Ph.D.

Vice President for Research &

Dean of the Graduate School

WAYNE STATE UNIVERSITY

4249 Faculty/Administrative Bldg.

Detroit, MI 48202

Dear Gary:

This letter will summarize the key points we discussed by phone last week relating to intellectual property and non-medical application licensure for the Spears SOS technology.

WSU and TherOx have agreed that TherOx shall have primary responsibility for all patent prosecution, maintenance and prosecution of third party infringers, with respect to the patents licensed under the Agreement. Paragraphs 13.1, 13.2 and 13.4 in the Agreement are hereby amended to reflect the TherOx responsibilities. WSU will, of course, maintain the right to review all associated proceedings.

WSU shall provide TherOx with documentation of expenses accrued to date for all reasonable patent protection actions, as described in paragraph 3.8 of the Agreement, and TherOx shall reimburse WSU for those expenses within thirty days of execution of an exclusive license for non-medical applications of the Spears SOS technology.

The parties hereto mutually agree that Running Royalties applying to Royalty Bearing Products that are covered by Joint Improvements, which pursuant to the Agreement are owned both by WSU and TherOx, and, with respect to WSU’s rights therein, are licensed under the Agreement, shall be set as follows:

i)	If a Royalty Bearing Product is sold that incorporates a Joint Improvement covered by a jointly owned Patent as well as one or more Patents owned solely by WSU and licensed to TherOx, the Running Royalty to be paid to WSU by TherOx shall be the [***] percent stated in paragraph 3.5.

TherOx Inc. | 2025 Newport Boulevard | Suite 200 | Costa Mesa, CA 92627

Phone: (714) 645-4271 | FAX: (714) 757-1989

Exhibit A-1

Garrett T. Heberlein, Ph.D.

February 9, 1996

Page Two

ii)	If a Royalty Bearing Product is sold that incorporates a Joint Improvement covered by a jointly owned Patent, but is not otherwise covered by a Patent owned solely by WSU and licensed to TherOx, the Running Royalty to be paid to WSU by TherOx shall be adjusted downward from the four percent rate stated in paragraph 3.5 of the Agreement, based on the contributions made by WSU, its employees and consultants to the Joint Improvement relative to the contributions made by TherOx, its employees and consultants.

The parties mutually agree to arrive at an equitable determination of the relative contributions TherOx, its employees and consultants and WSU, its employees and consultants have made in a Joint Improvement. If the parties are unable to agree on such relative contributions, the parties shall select a patent attorney with at least ten years’ experience, and having no affiliation with either party, to make a binding determination of said relative contributions. The Running Royalty to be paid to WSU by TherOx in ii) above shall be set at that proportion of the four percent royalty corresponding to WSU’s relative contribution.

In order to evidence your agreement with the foregoing, please sign and enclosed copy of this letter where indicated below and return it to me. I have also enclosed the marked up and “clean” copies of the revised License Agreement for Non-Medical Applications. Let’s try to resolve this quickly.

Very truly yours,	AGREED TO AND ACCEPTED
THEROX INC.	WAYNE STATE UNIVERSITY

/s/ Paul J. Zalesky	By:	/s/ Garrett T. Heberlein, Ph.D.
Paul J. Zalesky, Ph.D.	Its:	Vice President for Research
President	Date:	2/9/96

[Illegible]

Enclosures

cc:	Richard Spears M.D.

Exhibit A-2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

AMENDMENT NO. 1 TO LICENSE AGREEMENT

In consideration of the mutual promises and covenants set forth below, Wayne State University (“WSU”) and Therox, Inc. (“Therox”) amend the License Agreement between them dated effective August 7, 1995 (the “Agreement”) in accordance with Article 23.1 of the Agreement as follows:

1. Article 5 of the Agreement shall be deleted and replaced with the following.

Article 5—Milestones

5.1 As further consideration for the exclusive Licenses herein granted Therox shall diligently pursue the development and approval of Royalty Bearing Products.

For purposes of this Article 5, the Medical Gas Delivery Field of Use shall be divided into the following:

Blood Based Field of Use, which shall mean the cure, mitigation, treatment, prevention or diagnosis of disease or other conditions in humans or animals, or to otherwise effect the structure or any function of the body of humans or animals, by the treatment of blood or cerebrospinal fluid, or otherwise effected through the vasculature.

Topical Field of Use, which shall mean the cure, mitigation, treatment, prevention or diagnosis of disease or other conditions in humans or animals, or to otherwise effect the structure or any function of the body of humans or animals, by the topical application of a formulation into which a gas has been dissolved at higher levels than atmosphere pressure, which shall include, but not be limited to, indications for wound care, skin treatment and topical ophthalmic applications.

Other Fields of Use, which shall mean any application in the Medical Gas Delivery Field of Use other than the Blood Based Field of Use or the Topical Field of Use.

The licenses granted herein shall be severable with respect to the foregoing fields of use.

5.2 With respect to the Blood Based Field of Use, the milestones shall be:

Submit Pre-Market Approval (PMA) to FDA or equivalent application for marketing in Europe of Royalty Bearing Product	[***]

Receive FDA of European marketing approval and/or commence first commercial sale for Royalty Bearing Product	[***]

If, by the dates set forth above, Therox fails to meet the milestone schedule with respect to the Blood Based Field of Use, WSU shall have the option of terminating this Agreement with respect to the such field of use or converting the license granted for such field to non-exclusive. However, in the

Exhibit B-1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

event WSU elects such termination or conversion and TherOx is diligently pursuing the development and approval of Royalty Bearing Products in the Blood Based Field of Use. TherOx may extend the remaining milestone(s) by one (1) year upon payment to WSU of [***] ($[***]), which payment shall not be creditable against royalties or other fees due WSU or allowed as a reimbursement against any patent expenses paid by TherOx TherOx may pay for up to [***] such one (1) year extensions

5.3 With respect to the Topical Field of Use and the Other Fields of Use, the separate milestones for each of the two fields shall be

Date
Grans Sublicense Rights or enter into formal partnership to commercialize a Royalty Bearing Product, or submit an FDA (or equivalent EC or Japanese agency) 510-K, IDE, IND, NDA or other appropriate application covering a Royalty Bearing Product.	[***]

If by the date set forth above, TherOx falls to meet the milestone with respect to the Topical Field of Use, WSU shall have the option of terminating this Agreement with respect to the Topical Field of Use or convening the license granted for that field to non-exclusive. However, in the event WSU elects such termination of conversion and TherOx is diligently pursuing the development and approval of Royalty Bearing Products in the Topical Field of Use. TherOx may extend the milestone by one (1) year upon payment to WSU of [***] ($[***]), which payment shall not be creditable against royalties or other fees due WSU or allowed as a reimbursement against any patent expenses paid by TherOx TherOx may pay for up to [***] such one (1) year extensions for the Topical Field of Use

If, by the date set forth above, TherOx fails to meet the milestone with respect to the Other Fields of Use, WSU shall have the option of terminating this Agreement with respect to the Other Fields of Use or converting the license granted for that field to non-exclusive

5.4 In the event WSU determines to terminate a license granted hereunder for a field of use or to make such license non-exclusive, it shall first give Therox ninety (90) days written notice of its intent Should TherOx remedy the failure to reach such milestone within the notification period, or pay for an extension, WSU’s notice of termination shall automatically be considered withdrawn

Exhibit B-2

2. Except as expressly amended by this Amendment No. 1, all other terms and provisions of this Agreement shall remain in full force and effect. Capitalized terms used in this Amendment No. 1 and not defined herein are used with the meaning ascribed to them in the Agreement. This Amendment No. 1 shall take effect as of March 31 1999.

Agreed and accepted.	WAYNE STATE UNIVERSITY

	By:	/s/ Fred H. Reinhart
	Name	Fred H. Reinhart
	Title	Director, Technology Transfer
[Illegible]

THEROX

	By:	/s/ Paul J. Zalesky
	Name:	Paul J. Zalesky
	Title	President

Exhibit B-3

AMENDMENT NO. 2 TO LICENSE AGREEMENT

This Amendment No. 2 (this “Amendment”) is made this 13th day of July, 2005, to the License Agreement (the “Agreement”) dated August 7, 1995, between TherOx, Inc., a Delaware corporation (formerly known as TherO2x, Inc. and TherOx, Incorporated, “TherOx”), and Wayne State University, an institution of higher education located in Detroit, Michigan (“WSU”).

In consideration of the mutual promises and covenants set forth below, WSU and TherOx agree to amend the Agreement in accordance with Section 23.1 of the Agreement as follows:

1. Paragraph (b) of Section 4.1 is hereby amended and restated in its entirety as follows:

“Within twenty (20) calendar days after receipt of the notice, WSU may elect to purchase or obtain, at the price and on the terms specified in the notice, up to that portion of such SHARES which equals the proportion that one hundred thirty nine thousand three hundred and thirty three (139,333) (the number of SHARES owned by WSU as of July 13, 2005, and as adjusted thereafter from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event) bears to the total number of SHARES of THEROX then outstanding (assuming full conversion and exercise of convertible or exercisable securities). WSU’s election to purchase or obtain SHARES shall be submitted to THEROX in writing. WSU shall be allotted an additional thirty (30) calendar day period in which to remit payment for such SHARES as it elects to purchase or obtain.”

2. Paragraph (d) of Section 4.1 is hereby amended and restated in its entirety as follows:

“The right of first offer in this paragraph 4.1 shall not be applicable (i) to the issuance or sale of up to 26,700,000 shares of Common Stock (or options therefor) (the number of such shares to be appropriately adjusted to reflect any stock split, stock division or consolidation occurring after July 13, 2005) to officers, employees, consultants, and directors of the Company directly or pursuant to a stock benefit plan, agreement or arrangement adopted by the Board of Directors, (ii) to the issuance of securities in connection with a stock dividend, stock split, subdivision or other distribution to the Company’s stockholders, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of securities to persons or entities with which the Company has bona fide business relationships which are not primarily directed to the raising equity capital, including, without limitation, corporate partners, equipment lessors, banks or real property lessors, or (vi) to or after consummation of a bona fide, firmly underwritten public offering of shares-of Common Stock registered under the Securities Act of 1933 pursuant to a registration statement, at an offering price of at least five (5) dollars per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and at least seven million five hundred thousand dollars ($7,500,000) of aggregate gross proceeds.”

Exhibit C-1

3. WSU hereby waives any and all rights, with respect to its right of first offer set forth in paragraph 4.1, that it may have to date, which it otherwise would not be entitled if the amendments set forth in paragraph 2 of this Amendment were implemented and effective at the time of any such issuance of the Company’s securities.

4. Except as specifically provided herein, the Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to License Agreement to be executed by their respected duly authorized officers as of the day and year first set forth above.

THEROX, INC.

/s/ Kevin T. Larkin
Kevin T. Larkin, President and Chief Executive Officer

WAYNE STATE UNIVERSITY

FORM APPROVED	By:	/s/ FRED H. REINHART
[Illegible] OFFICE OF THE GENERAL COUNSEL	Its:	FRED H. REINHART ASSISTANT VICE PRESIDENT FOR RESEARCH TECHNOLOGY TRANSFER OFFICE WAYNE STATE UNIVERSITY

Exhibit C-2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

January 4, 2007

Fred Reinhart

Associate Vice President

Research and Technology Commercialization

Wayne State University

5057 Woodward Ave.

6th Floor, Suite 6306

Detroit, MI 48202

Re: Royalty Credits Under Medical License Agreement

Dear Fred,

This is to confirm our discussions and agreement that the amount of prepaid royalty credit available to TherOx and applicable to future annual minimum royalties or running royalties under the medical license agreement dated August 7, 1995 (the “Agreement”) is hereby fixed at $ [***] This is irrespective of the actual amounts paid by TherOx to WSU as reimbursement for patent protection expenses accrued by WSU under paragraph 3.8 of the Agreement, and any subsequent adjustments to the total amount that may have been previously agreed to by WSU and TherOx.

Paragraph 3.8 of the Agreement is hereby amended accordingly.

This will also confirm that any amounts previously paid to WSU by TherOx under Section 3.8 of the Agreement will not be included in the calculation of patent protection expenses which are creditable against annual minimum royalties or running royalties under Section 3.9 of the non-medical license agreement dated April 17, 1996, which is separately being amended to account for the anticipated transaction between TherOx and CEI.

Very truly yours,	AGREED AND ACCEPTED

WAYNE STATE UNIVERSITY

/s/ Kevin T. Larkin	By:	/s/ Fred H. Reinhart
President and Chief Executive Officer	Name:	Fred H. Reinhart
	Its:	Associate Vice President for Research
	Date:	1-5-07

TherOx, Inc. 2400 Michelson Dr, Irvine, California 92612-1310 949.757.1999 Fax 949.757.1989 www.therox.com

Exhibit D-1